UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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ARTIO GLOBAL INVESTMENT FUNDS
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Artio Global Investment Funds
Artio Emerging Markets Local Debt Fund
New York, New York 10017
_______________

INFORMATION STATEMENT
LIQUIDATION OF THE ARTIO EMERGING MARKETS LOCAL DEBT FUND

Introduction

At a meeting held on March 7, 2013, the Board of Trustees (“Board” and each member thereof a “Trustee”) of Artio Global Investment Funds (the “Trust”), on behalf of its series, the Artio Emerging Markets Local Debt Fund (the “Fund”), unanimously approved the liquidation and dissolution of the Fund (a “Liquidation”) pursuant to the Plan of Liquidation adopted by the Board (the "Liquidation Plan"), a form of which is attached hereto as Exhibit A, and directed that the matter be submitted to the Fund’s shareholders for their approval.

Pursuant to Section 4.2(d) of the Trust’s Agreement and Declaration of Trust, approval of the Fund’s shareholders is required in order to liquidate the Fund.  Artio Global Management LLC, through its affiliates (together, the “Majority Shareholder”), holds the majority of shares outstanding in the Fund.  The Majority Shareholder of the Fund approved the Liquidation of the Fund by written consent on March 15, 2013.  Therefore, you are receiving this information statement (the “Information Statement”) as a non-majority shareholder to inform you of the Liquidation of the Fund.  We are not asking you for a proxy or written consent, and you are requested not to send us a proxy or written consent.

Artio Global Management LLC (the “Adviser”), the investment adviser of the Fund, will direct the orderly liquidation of the Fund's assets as soon as reasonably practicable; the discharging of, making reasonable provision for the payment of, or maintaining reserves against all liabilities of the Fund; and the distribution of the net proceeds to shareholders in one or more liquidating distributions, subject to the current expense cap for the Fund which shall stay in effect through the Liquidation Date.   Fund management expects that shareholders will receive such distributions in cash. Such amount will be reduced by the expenses applicable to the Fund in connection with the Liquidation, pursuant to the Liquidation Plan. As soon as reasonably practicable following the payment of the final liquidating distribution, the Fund will dissolve. In addition, as soon as practicable after the liquidation and distribution of the Fund's assets, the Trust will take such actions as may be necessary in order to designate the Fund as terminated under applicable state law.

Adviser and Administrator

As noted above, Artio Global Management LLC, located at 330 Madison Avenue, New York, New York 10017, serves as the Fund’s investment adviser. State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s administrator.

Background

The Fund was established in May 2011.  Since that time, the Fund has been unable to gather assets.   As a result, the Fund was never able to reach the scale necessary to make it viable.  The Adviser has continued to supplement the Fund’s expenses that have exceeded the expense caps.

After evaluating the Fund’s prospects for growth, in light of current and projected market conditions, the Adviser does not believe the Fund to be well-positioned to grow assets in the foreseeable future.

Board Considerations

The Board regularly reviews with the Adviser the scale of the Fund.  After considering the feasibility of the continued operation of the Fund,  alternatives to liquidation, and other relevant factors, at a meeting held on March 7, 2013, the Board determined that, under the circumstances, liquidation of the Fund was in the best interests of the Fund and its shareholders. Following review and discussions,  the Trustees unanimously approved the Liquidation pursuant to the Liquidation Plan and directed that the Liquidation Plan be submitted for approval by the Fund’s shareholders.

Upon issuance of this Information Statement, management, under the oversight of the Board and the officers of the Trust, will proceed to wind down the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions.

Description of the Liquidation Plan and Liquidation of the Fund

The date of the adoption and approval of the Liquidation Plan by shareholders and resolution of all pending claims is hereinafter called the "Effective Date." After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding down its business and affairs, preserving the value of its assets and distributing its assets to its shareholders in accordance with the provisions of the Liquidation Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders, as applicable.

Closing of Books and Restriction on Transfer of Shares. The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the "Valuation Date"). On the Valuation Date, the books of the Fund shall be closed and, unless the books of the Fund are reopened because the Liquidation Plan cannot be carried into effect, the shareholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates.

Liquidation Distributions. Following shareholder approval of the liquidation of the Fund, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding down its business and affairs, preserving the value of its assets and distributing assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund may, prior to the making of the final liquidating distribution and, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares of the Fund. All such payments shall be subject to the current expense cap for the Fund which shall stay in effect through the Liquidation Date. After the distribution of assets to shareholders, the Fund will be dissolved in accordance with the Liquidation Plan.

As soon as practicable after the Effective Date and after shareholder approval of the Liquidation Plan, the Fund will send to each shareholder of record not holding a share certificate a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution. Except as may be otherwise agreed to between the Board and the Adviser, all expenses incurred by or allocable to the Fund in carrying out the Liquidation Plan and dissolving the Fund shall be borne by the Adviser.

General Income Tax Consequences

The following is a summary of certain federal income tax considerations generally relevant to the Fund and its shareholders. No attempt is made to present a detailed explanation of the tax treatment of the Fund or their shareholders, and the discussion here is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisors with specific reference to their own tax situations.

This general discussion of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder as in effect on the date of this Information Statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect.

Upon approval by the Majority Shareholder of the liquidation and dissolution of the Fund pursuant to the Liquidation Plan, the Fund will sell its assets and distribute the proceeds and any income to shareholders. The Fund anticipates that it will retain its qualification for treatment as a regulated investment company during the liquidation period and will make required distributions so that it will not be taxed on the Fund's net gain, if any, realized from the sale of its assets. The Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidation distribution.

The Fund expects to treat all or a portion of its investment company taxable income, if any, and its net capital gains, if any, required to be distributed for the taxable years ending at or prior to the dissolution date, as an income dividend or capital gain distribution, as applicable, on account of the Fund's final taxable year as having been paid out as liquidation distributions made to the Fund's shareholders in complete liquidation of the Fund. As described in the next paragraph, any such liquidation distributions (in lieu of an income dividend or capital gain distribution) will be treated for U.S. federal income tax purposes as having been received by the Fund’s shareholders as consideration for a sale or exchange of their Fund shares. However, to the extent necessary, the Fund may declare, before the date of dissolution, a dividend or dividends that, together with all previous such dividends, will have the effect of distributing to the Fund's shareholders all or a portion of such income for the taxable years ending at or prior to the dissolution date (computed without regard to any deduction for dividends paid), if any, realized in the taxable year ending at or prior to the dissolution date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any income or excise tax for such periods. The tax consequences to shareholders from any such dividends will be the same as is normally the case.

A shareholder who receives liquidating distributions will be treated as having received the distribution in exchange for the shareholder's shares in the Fund and will recognize gain or loss based on the difference between the amount received and the shareholder's basis in the Fund. If a shareholder holds shares as capital assets, the gain or loss will be characterized as a capital gain or loss. If the shares have been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual shareholders at a maximum U.S. federal tax rate of 15%, and any such loss will be treated as long-term capital loss. Capital gain or loss on stock held for one year or less will be treated as short-term capital gain or loss, except that any loss realized with respect to shares in the Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the shares.

Liquidating distributions to a shareholder may be subject to backup withholding. Generally, shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's U.S. federal income tax liability.

Required Vote

Approval of the Liquidation of the Fund pursuant to the Liquidation Plan is to be determined by the vote of a majority of the outstanding shares of the Fund.  The Majority Shareholder of the Fund has approved the Liquidation of the Fund by written consent on March 15, 2013.  We are not asking you for a proxy or written consent, and you are requested not to send us a proxy or written consent.

EXHIBIT A

PLAN OF LIQUIDATION, DISSOLUTION AND TERMINATION
OF
Artio Emerging Markets Local Debt Fund
 (a series of the Artio Global Investment Funds)

PLAN OF LIQUIDATION made this 7th day of March 2013 by Artio Global Investment Funds Trust, a Massachusetts business trust (the “Trust”), on behalf of its series, the Artio Emerging Markets Local Debt Fund (the “Fund”).  This Plan relates only to the Fund and not to any other series of the Trust.

WHEREAS, the Board of Trustees of the Trust (the “Board”) has approved, authorized, and consented to the voluntary dissolution of the Fund;

NOW, THEREFORE, the Board hereby adopts the following Plan of Liquidation:

1.
Pursuant to Article 4.2(d) of the Trust’s Agreement and Declaration of Trust dated as of April 8, 2008, the Fund shall be terminated on April 19, 2013 or on such earlier date as an officer of the Trust may determine in his sole discretion; and that notice shall be mailed to all shareholders of record of the Fund as of March 18, 2013 in substantially the form of the Information Statement presented to the Board with such changes as an officer of the Trust may deem necessary or desirable.

2.
This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331 and Section 562(b) of the Internal Revenue Code of 1986, as amended.

3.
The officers of the Trust are, and each of them acting singly is, authorized in the name and on behalf of the Fund to do the following, in each case as such officer or officers deem necessary or appropriate:

(a)
pay or otherwise provide for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Fund, subject to the current expense cap for the Fund which shall remain in effect through the date the Fund is terminated, to reduce the remaining assets of the Fund to distributable form in cash (collectively, “Liquidation Costs”);

(b)
begin accruing to the Fund’s net asset value per share such Liquidation Costs as are currently estimated, subject to the current expense cap for the Fund which shall remain in effect through the date the Fund is terminated, effective as of the date of publication of a supplement to the Fund’s prospectus announcing the planned liquidation of the Fund;

(c)
distribute the proceeds, in the form of one or more liquidating distributions, to the shareholders of the Fund, ratably according to the number of shares of such Fund held by the several shareholders of such Fund on one or more record dates, such liquidating distributions to be made on or before the termination date;

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(d)	declare as dividends out of investment company taxable income or net capital gains, to shareholders of record;

(e)
submit such filings as may be required in connection with the Plan with the Securities and Exchange Commission, the Internal Revenue Service, the Commonwealth of Massachusetts, and any other filings with any other federal or state government agency; and

(f)
do and perform all such acts and things, to execute, deliver and file with any governmental authorities all such certificates, contracts, agreements, documents, instruments, powers of attorney, receipts, or other papers, and to make all such payments as shall be necessary to carry out, comply with, or effect the purposes and intents of this Plan.

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